Exhibit 10.25

EXECUTION VERSION

THIRD AMENDMENT TO UNCOMMITTED MASTER REPURCHASE AND SECURITIES

CONTRACT AGREEMENT AND FIRST AMENDMENT TO GUARANTEE AGREEMENT

THIS THIRD AMENDMENT TO UNCOMMITTED MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT AND FIRST AMENDMENT TO GUARANTEE AGREEMENT (this “Amendment”), dated as of December 19, 2019, is by and between GOLDMAN SACHS BANK USA, a New York state-chartered bank, as buyer (“Buyer”), FS CREIT FINANCE GS-1 LLC, a Delaware limited liability company, as seller (“Seller”) and FS CREDIT REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (“Guarantor”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Seller and Buyer have entered into that certain Uncommitted Master Repurchase and Securities Contract Agreement, dated as of January 26, 2018, as amended by that certain First Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of June 6, 2018, as amended by that certain Second Amendment to Uncommitted Master Repurchase and Securities Contract Agreement, dated as of February 20, 2019 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement”);

WHEREAS, Guarantor executed that certain Guarantee Agreement, dated January 26, 2018, in favor of Buyer (as may be amended, restated, supplement or otherwise modified from time to time, the “Guarantee Agreement”); and

WHEREAS, Seller, Guarantor and Buyer wish to modify certain terms and provisions of the Master Repurchase Agreement and the Guarantee Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Master Repurchase Agreement. The Master Repurchase Agreement is hereby amended as follows:

(a) The definition of “Eligible Asset” in Article 2 of the Master Repurchase Agreement is hereby modified by deleting clause (i) and replacing it with the following:

“(i) Senior Mortgage Loans and/or Participation Interests; and”

(b) The definition of “Mandatory Early Repurchase Event” in Article 2 of the Master Repurchase Agreement is hereby modified by (1) deleting the word “or” contained at the end of clause (xi) thereof; and (2) deleting the period at the end of clause (xii) thereof, and replacing it with the phrase “; (xiii) any Purchased Asset has gone into special servicing, however so defined in any servicing, or pooling and servicing, agreement related to a securitization or similar transaction; or (xv) any amendment, waiver or other modification to any participation agreement relating to any Non-Controlling Participation Interest that is done without Buyer’s consent (other than any amendment, waiver or other modification that is effected in connection with the severing of a future funding participation that has funded), that in Buyer’s good faith judgment could impair the Market Value or Buyer’s rights with respect to such Non-Controlling Participation Interest.”.

(c) The definition of “Mandatory Early Repurchase Event” in Article 2 of the Master Repurchase Agreement is hereby further modified by inserting the following sentence at the end of such defined term:

“With respect to any Participation Interest, in addition to the foregoing, a Mandatory Early Repurchase Event shall be deemed to have occurred to the extent a Mandatory Early Repurchase Event shall have occurred with respect to the related Underlying Mortgage Loan as described in this definition.”

(d) The following definitions are hereby added to Article 2 of the Master Repurchase Agreement in correct alphabetical order:

(i)

““Non-Controlling Participation Interest” shall mean a pari passu participation interest, representing one pari passu portion of the most senior interests in a performing Senior Mortgage Loan, (a) which participation interest does not entitle the holder to control servicing and other decisions with respect to such Senior Mortgage Loan and (b) with respect to all other companion participation interests related to such participation interest, such companion participation interests shall have been assigned or pledged as collateral in connection with a collateralized loan obligation securitization (or any similar securitization) sponsored by Guarantor or any of its Affiliates.”

(ii)	“Participation Interest” shall mean (i) a senior, controlling pari passu, or junior participation interest in a performing Senior Mortgage Loan or (ii) a Non-Controlling Participation Interest.””

2. Amendments to the Guarantee Agreement. The Guarantee Agreement is hereby amended as follows:

(a) Section 2(b) of the Guarantee Agreement is hereby deleted in its entirety and replaced with the following:

(b) Notwithstanding anything in Section 2(a) herein to the contrary, but subject in all cases to Sections 2(c) and 2(d) below, the maximum liability of Guarantor hereunder and under the Transaction Documents shall in no event exceed (i) with respect to Transactions in which the Purchased Assets do not consist of Non-Controlling Participation Interests, fifty percent (50%) of the then-currently unpaid aggregate Purchase Prices of all such Purchased Assets and (ii) with respect to Transactions in which the Purchased Assets consist of Non-Controlling Participation Interests, seventy-five percent (75%) of the then-currently unpaid aggregate Purchase Prices of all such Purchased Assets; provided, however, such limitation on the maximum liability of Guarantor shall not apply to any obligations of Seller (x) to pay the remaining balance of any Margin Deficit due and payable to Buyer after giving effect to any partial payment prior to the funding deadline under Article 4(a) of the Repurchase Agreement and (y) to pay the balance of any Mandatory Repurchase Amount due and payable to Buyer after giving effect to any partial payment made on or prior to the related Mandatory Early Repurchase Date in accordance with Article 3(f)(ii) of the Repurchase Agreement.

3. Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a) Amendment. This Amendment, duly executed and delivered by Seller and Buyer.

(b) Responsible Officer Certificate. A signed certificate from a Responsible Officer of Seller certifying: (i) that no amendments have been made to the organizational documents of Seller since January 26, 2018, unless otherwise stated therein; and (ii) the authority of Seller to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.

(c) Legal Opinion Letters. A legal opinion(s) regarding enforceability of, and Seller and Guarantor’s corporate authority to enter into, the Amendment.

(d) Good Standing. Certificates of existence and good standing and/or qualification to engage in business for the Seller.

(e) Fees. Payment by Seller of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

4. Seller Representations. Seller hereby represents and warrants that:

(a) no Potential Event of Default, Event of Default or Margin Deficit exists, and no Potential Event of Default, Event of Default or Margin Deficit will occur as a result of the execution, delivery and performance by Seller of this Amendment; and

(b) the representations and warranties contained in Article 9 of the Master Repurchase Agreement are true and correct in all material respects (except to the extent that such representations and warranties specifically refer to any earlier date, in which case Seller represents and warrants that such representations and warranties are true and correct as of such earlier date and except that the representations and warranties regarding Seller or Guarantor’s financial statements are deemed to refer to the most recent financial statements furnished to Buyer).

5. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Master Repurchase Agreement and the Guarantee Agreement, as applicable.

6. Continuing Effect; Reaffirmation of Guarantee Agreement. As amended by this Amendment, all terms, covenants and provisions of the Master Repurchase Agreement are ratified and confirmed and shall remain in full force and effect. In addition, any and all guaranties and indemnities for the benefit of Buyer (including, without limitation, the Guarantee Agreement) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment.

7. Binding Effect; No Partnership; Counterparts. The provisions of the Master Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

8. Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

9. Governing Law. The provisions of Article 20 of the Master Repurchase Agreement are incorporated herein by reference.

10. Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

11. References to Transaction Documents. All references to the Master Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Master Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

12. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Master Repurchase Agreement or any other Transaction Document, nor constitute a waiver of any provision of the Master Repurchase Agreement or any other Transaction Document by any of the parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Jeffrey Dawkins
Name:	Jeffrey Dawkins
Title:	Authorized Person

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

(Signature Page to Third Amendment to MRSCA and First Amendment to Guarantee Agreement)

SELLER:

FS CREIT FINANCE GS-1 LLC, a Delaware limited liability company

By:	/s/ Edward T. Gallivan, Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST, INC., a Maryland corporation

By:	/s/ Edward T. Gallivan Jr.
Name:	Edward T. Gallivan, Jr.
Title:	Chief Financial Officer

(Signature Page to Third Amendment to MRSCA and First Amendment to Guarantee Agreement)